UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2014

RICE ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36273	46-3785773
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Woodcliff Drive

Canonsburg, Pennsylvania 15317

(Address of Principal Executive Offices)

(Zip Code)

(724) 746-6720

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 20, 2014, Rice Energy Inc. (the “Company”) entered into the First Amendment (the “First Amendment”) to its Third Amended and Restated Credit Agreement, among the Company, Wells Fargo Bank, N.A., as administrative agent, and the lenders and other parties thereto (the “Amended Credit Agreement”). The lenders under the Amended Credit Agreement completed their regular semi-annual redetermination of the borrowing base scheduled for October 1, 2014. Following the redetermination, the Company’s borrowing base increased from $385 million to $550 million. Additionally, the Company added four new lenders to the bank group. The next redetermination of the borrowing base is scheduled for April 1, 2015.

The foregoing description of the First Amendment is a summary only and is qualified in its entirety by reference to the complete text of the First Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 concerning the First Amendment is incorporated herein by reference.

Item 8.01 Other Events.

2015 Annual Meeting of Stockholders

The Company currently plans to hold its 2015 Annual Meeting of Stockholders on Wednesday, June 3, 2015 (the “2015 Annual Meeting”), with a location and time to be determined. The Company anticipates that the proxy statement for the 2015 Annual Meeting will be printed and distributed to stockholders on or about April 17, 2015. Since the Company will not be holding an annual meeting of stockholders in 2014 following the closing of its initial public offering on January 29, 2014, the Company is informing its stockholders of the deadlines for stockholder proposals and director nominations for the 2015 Annual Meeting.

In order to be considered timely, a stockholder proposal submitted in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for inclusion in the Company’s proxy materials for the 2015 Annual Meeting, must be received by the Company no later than the close of business Thursday, December 18, 2014, which the Company believes is a reasonable time before it begins to print and send and/or make publicly available its proxy materials for the 2015 Annual Meeting.

Furthermore, a stockholder may submit a proposal outside of Rule 14a-8 under the Exchange Act or a director nomination for consideration by the stockholders of the Company at the 2015 Annual Meeting if the stockholder complies with the advance notice, information and other requirements set forth in the Company’s Amended and Restated Bylaws (the “Bylaws”). In order for such stockholder proposals and director nominations to be considered timely, notice must be received by the Company not earlier than the close of business on February 3, 2015 and not later than the close of business on March 5, 2015.

All stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and all other stockholder proposals and director nominations submitted in accordance with the Bylaws must be delivered to the Company’s Corporate Secretary at the Company’s principal executive offices at 400 Woodcliff Drive, Canonsburg, Pennsylvania 15317. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal or director nomination that does not comply with the requirements described herein and other applicable requirements including, without limitation, those set forth in the Bylaws, the rules and regulations of the Securities and Exchange Commission and the Delaware General Corporation Law.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	First Amendment to Third Amended and Restated Credit Agreement, dated as of October 20, 2014, among Rice Energy Inc., as borrower, Wells Fargo Bank, N.A., as administrative agent and the lenders and other parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICE ENERGY INC.

By:	/s/ Daniel J. Rice IV
Daniel J. Rice IV
Director, Chief Executive Officer

Dated: October 22, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Third Amended and Restated Credit Agreement, dated as of October 20, 2014, among Rice Energy Inc., as borrower, Wells Fargo Bank, N.A., as administrative agent and the lenders and other parties thereto.